EXHIBIT 4.2

                         [FORM OF 5.875% NOTE DUE 2035]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No.

$_____________                                            CUSIP No. 651639 AE 6

                           NEWMONT MINING CORPORATION

                              5.875% Notes due 2035

          Newmont Mining Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________________ on April 1, 2035, and to pay interest thereon semi-annually on April 1st and October 1st (the "Interest Payment Dates") in each year, commencing October 1, 2005, at the rate of 5.875% per annum until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, this Security shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, or (ii) no interest has been paid on this Security, in which case from March 22, 2005; provided, however, that if the Issuer shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which Interest has been paid or, if no interest has been paid on this Security from March 22, 2005. Notwithstanding the foregoing, if the date hereof is after March 15th or September 15th (whether or not a Business

Day) (the "Record Date"), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Issuer shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from March 22, 2005. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date. Interest on this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          To secure the due and punctual payment of the principal and interest, if any, on the Securities of this series and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Newmont USA Limited (the "Guarantor") has unconditionally guaranteed on an unsubordinated basis the Securities pursuant to the terms of the Guaranty endorsed hereon and in the Indenture referred to on the reverse hereof (the "Guaranty").

          Payment of the principal of and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

                                      NEWMONT MINING CORPORATION

                                      By:________________________
                                         Name: Thomas P. Mahoney
                                         Title: Vice President and Treasurer

Attest:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

Dated:  March 22, 2005

                                      CITIBANK, N.A.,
                                          as Trustee

                                      By:___________________________
                                               Authorized Signatory

                               Reverse of Security

                           NEWMONT MINING CORPORATION

          This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 22, 2005 (herein called the "Indenture"), among the Issuer, the Guarantor and Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $600,000,000. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may have different conversion provisions (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any) and may be subject to different repayment provisions (if any).

          The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, in whole or in part, at the election of the Issuer at any time or from time to time, at a redemption price equal to the greater of the following amounts:

               (i) 100% of the principal amount of the Securities being redeemed; or

               (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on the redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below) plus 25 basis points;

          plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

          Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Securities and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the securities.

          "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

          "Reference Treasury Dealer" means (A) Citigroup Global Capital Markets Inc. or J.P. Morgan Securities Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

          "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof having the same interest rate and maturity as this Security will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, if any, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate and maturity and bearing interest from the same date as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate and maturity and bearing interest from the same date as such Securities, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing thereon, and none of the Issuer, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered Holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Security.

          No recourse for the payment of the principal of or interest, if any, on this Security, or for payment pursuant to the Guaranty, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Issuer or the Guarantor or of any successor entity, either directly or through the Issuer or the Guarantor, as the case may be, or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                                    Guaranty

          Newmont USA Limited, a company organized under the laws of Delaware (the "Guarantor"), FOR VALUE RECEIVED, hereby irrevocably and unconditionally guarantees on an unsubordinated basis to the Holder of the Security upon which this Guaranty is endorsed and to the Trustee for itself and on behalf of the Holders, (i) the due and punctual payment of the principal, premium, if any, and interest, if any, on the Security upon which this Guaranty is endorsed, when and as the same shall become due and payable, subject to any applicable grace period, whether on the date of maturity, by acceleration or upon redemption pursuant to Article Ten of the Indenture referred to in the Security on which this Guaranty is endorsed or otherwise and (ii) all other obligations of the Issuer hereunder.

          The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to this Guaranty and the Indenture, and the rights of the Guarantor with respect thereto, are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guaranty, which are incorporated herein by reference and made a part thereof.

          No incorporator, shareholder, officer or director, as such, past, present or future of the Guarantor shall have any liability under this Guaranty by reason of his, her or its status as such incorporator, shareholder, officer or director.

          The Guarantor hereby agrees that its obligations hereunder and under Article Thirteen of the Indenture shall be as principal obligor and not merely as surety, and shall be unconditional, irrevocable and absolute, irrespective of the validity, regularity or enforceability of the Security on which this Guaranty is endorsed or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Security with respect to any provisions thereof, the recovery of any judgment against the Issuer, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations of the Guarantor contained in the Indenture and in this Guaranty.

          The Guarantor shall be subrogated to all rights of the Holder of the Security on which this Guaranty is endorsed against the Issuer in respect to any amounts paid by the Guarantor pursuant to the provisions of this Guaranty as and to the extent provided in Article Thirteen of the Indenture.

          This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guaranty is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

          This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

          Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

          IN WITNESS WHEREOF this instrument has been duly executed in the name of the Guarantor.

                                       NEWMONT USA LIMITED

                                       By:
                                          --------------------------------------
                                          Name:  Thomas P. Mahoney
                                          Title: Vice President and Treasurer